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                                                                   EXHIBIT 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-73039, 333-84071, 333-31676, 333-33118 and 333-113913 on Form S-3 and
Registration Statement Nos. 333-126345, 333-92259 and 333-57890 on Form S-8 of our reports dated March 10, 2006, relating to the financial statements of DUSA Pharmaceuticals, Inc. and management's report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of DUSA Pharmaceuticals, Inc. for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP
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Boston, Massachusetts
March 10, 2006